Exhibit 10.38

AMENDMENT NO. 1 TO
PUT & CALL AGREEMENT

This AMENDMENT NO. 1 TO PUT & CALL AGREEMENT, dated as of December 19, 2014 (this “Amendment”), is entered into by and among RCS Capital Corporation (the “Company”), Luxor Capital Partners, LP, Blue Sands LLC, Blue Sands B Inc., Blue Sands C Inc., and Blue Sands D Inc. (collectively, the “Investors”) and the existing members of RCS Capital Management, LLC (together with the Company and the Investors, the “Parties”).

WHEREAS, on April 29, 2014, the Parties entered into a Put & Call Agreement (the “PCA”);

WHEREAS, on December 12, 2014, the Company entered into a Securities Exchange Agreement (the “SEA”) with Luxor Capital Group, LP and the other investors identified on the signature pages of the SEA, all of whom are affiliates of the Investors, which provides for, among other things, the exchange of Series A Preferred Stock (as defined in the SEA) for Series C Preferred Stock (as defined in the SEA) following the satisfaction or waiver of certain conditions.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree to the following:

1.     This Amendment shall become effective on the date hereof (the “Effective Date”).

2.     On the Effective Date, Section 1.1(tt) of the PCA is hereby amended and restated in its entirety as follows:

““Put Settlement Amount” means, as to the Put Interest, such number of shares of Class A Common Stock equal to (i) the number of shares of the Class A Common Stock outstanding (plus the amount of Class A Common Stock issuable upon conversion of all outstanding 7% Series C Convertible Preferred Stock and 5.00% Convertible Senior Notes due 2021 at such date) at the time of the Put Exercise Notice multiplied by (ii) the Percentage Interest that is attributable to the Put Interest, multiplied by (iii) 0.15.”

3.     On the Effective Date, Section 5.12 of the PCA is hereby amended and restated in its entirety as follows:

Section 1.              Section 5.12. Ownership Limits.

(a)          At any time when the Investor then Beneficially Owns 9.9% or less but greater than 4.9% of the Class Common Stock outstanding, in no event will the Investor be allowed to accept Class A Common Stock, including Class A Common Stock obtained upon conversion of the Series C Preferred Shares or otherwise (taking into account Class A Common Stock owned by any Person deemed to be, with respect to such shares, a Beneficial Owner ) that, when taken together with the Class A Common Stock otherwise held, collectively exceeds 9.9% of the Class A Common Stock outstanding on the Trading Day immediately preceding the Put Exercise Notice or Call Exercise Notice, as applicable (each as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and the like and taking into account the number of Class A Common Stock resulting from such conversion). The Investor, on the one hand, and the Company, on the other hand, agrees that this provision is for the benefit of the Investor and can be waived by the Investor on 65 days prior written notice to the Company.

(b)          At any time when the Investor then Beneficially Owns 4.9% or less of the of the Class A Common Stock outstanding, in no event will the Investor be allowed to accept Class A Common Stock, including Class A Common Stock obtained upon conversion of the Series C Preferred Shares or otherwise (taking into account Class A Common Stock owned by any Person deemed to be, with respect to such shares, a Beneficial Owner ) that, when taken together with the Class A Common Stock otherwise held, collectively exceeds 4.9% of the Class A Common Stock outstanding on the Trading Day immediately preceding the Put Exercise Notice or Call Exercise Notice, as applicable (each as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and the like and taking into account the number of Class A Common Stock resulting from such conversion). The Investor, on the one hand, and the Company, on the other hand, agrees that this provision is for the benefit of the Investor and can be waived by the Investor on 65 days prior written notice to the Company.

For purposes of this Section 5.12, “Beneficial Owner” shall mean a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act).

4.   The PCA and this Amendment constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior negotiations, representations or agreements relating thereto, whether written or oral. No amendment or modification of this Amendment shall be valid or binding upon the parties unless in writing and signed by the Parties; provided, however, if the SEA is terminated for any reason prior to the Effective date, this Amendment will terminate automatically, without requiring any action of any kind to be taken by the Parties, and shall be null and void and without further effect thereafter.

5.   Except as specifically amended by this Amendment, the PCA shall remain in full force and effect and the PCA, as amended by this Amendment, is hereby ratified and affirmed in all respects. Following the Effective Date, each reference in the PCA to “this Agreement,” “herein,” “hereunder” or words of similar import shall mean and be a reference to the PCA as amended by this Amendment.

6.   The Parties agree that if any provision of this Amendment is found to be invalid or unenforceable, it will not affect the validity or enforceability of any other provision. This Amendment shall be governed by the laws of the State of New York, without regard to the choice of law principles thereof.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first above written.

RCS CAPITAL CORPORATION

By:	/s/ Edward M. Weil, Jr.
Name:	Edward M. Weil, Jr
Title:	Chief Executive Officer

INVESTOR:

LUXOR CAPITAL PARTNERS, LP

By:	/s/ Norris Nissim
Name:	Norris Nissim
Title:	General Counsel

BLUE SANDS LLC

By:	/s/ Norris Nissim
Name:	Norris Nissim
Title:	General Counsel

BLUE SANDS B INC.

By:	/s/ Norris Nissim
Name:	Norris Nissim
Title:	General Counsel

BLUE SANDS C INC.

By:	/s/ Norris Nissim
Name:	Norris Nissim
Title:	General Counsel

BLUE SANDS D INC.

By:	/s/ Norris Nissim
Name:	Norris Nissim
Title:	General Counsel

[Signature Page to Amendment No. 1 to Put & Call Agreement]

existing members:

By:	/s/ Nicholas S. Schorsch
Name:	Nicholas S. Schorsch

By:	/s/ Shelley D. Schorsch
Name:	Shelley D. Schorsch

By:	/s/ William M. Kahane
Name:	William M. Kahane

By:	/s/ Peter M. Budko
Name:	Peter M. Budko

By:	/s/ Edward M. Weil, Jr.
Name:	Edward M. Weil, Jr

By:	/s/ Brian S. Block
Name:	Brian S. Block